Exhibit 23.(a)

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80666, 333-61556, and 333-136698) of Bemis Company, Inc. of our report dated June 19, 2009, relating to the combined financial statements of Rio Tinto Alcan Packaging - Food Americas, a component of Rio Tinto Alcan Inc.. and our report dated June 19, 2009 related to the combined financial statements of Alcan Packaging — Food Americas, a component of Alcan Inc.

/s/ PricewaterhouseCoopers LLP

Montréal, Quebec

July 20, 2009